Home Solutions of America Approved for Listing on NASDAQ National Market

Trading to Begin on June 27th under Ticker Symbol ''HSOA''

DALLAS--(BUSINESS WIRE)--June 15, 2006--Home Solutions (AMEX:HOM), a provider of recovery, restoration and rebuilding/remodeling services, announced today that its common stock has been approved for listing on the NASDAQ National Market, contingent upon Home Solutions of America being in compliance with all applicable listing standards on the date it is scheduled to begin trading. Home Solutions' common stock will commence trading on the NASDAQ National Market at the open of the market on Tuesday, June 27th, under the new ticker symbol "HSOA." Until that date, the Company's common stock will continue to trade on the American Stock Exchange under the symbol "HOM."

"We are pleased that the Company was able to achieve this milestone for our shareholders through the listing of our common stock on the NASDAQ National Market, the largest U.S. electronic stock market," said Frank J. Fradella, Chairman and CEO of Home Solutions. "With a steadily increasing percentage of our common stock owned and traded by institutional investors and mutual funds, we believe that the NASDAQ market system will provide enhanced liquidity and price transparency in the trading of our shares. I would like to extend our appreciation to the American Stock Exchange, and in particular our Specialist, Cohen Specialists LLC for their support of our Company in the public capital markets in recent years, a period in which Home Solutions has grown substantially, as well as to the entire Home Solutions team for their hard work and dedication which made this significant accomplishment possible."

Home Solutions is a provider of recovery, restoration and rebuilding/remodeling services to commercial and residential areas that are (i) prone to flooding, hurricanes, tornados, fires or other naturally occurring and repetitive weather related emergencies; and/or (ii) experiencing robust housing development. The Company has operations in California, Texas, Florida, Alabama, Georgia, Louisiana, Mississippi and South Carolina through its five subsidiaries, Cornerstone Building and Remodeling, Southern Exposure, P.W. Stephens, Home Solutions Restoration of Louisiana and Fiber Seal Systems. Cornerstone is a leading supplier and installer of granite materials for kitchens and baths to national home centers, as well as national builders and remodeling companies, in the southeastern United States. Southern Exposure and related companies is a manufacturer and installer of cabinet and countertop services in the Florida marketplace. P.W. Stephens provides mold and asbestos remediation services, and fire and water restoration services in California, Florida and Louisiana. Home Solutions Restoration of Louisiana provides Recovery Restoration Services in Florida, Louisiana, Mississippi and Texas and Fiber Seal Systems is a national licensor of cleaning and fabric protection businesses.

For more information on Home Solutions, please see the Company's website at http://www.homcorp.com.

Statements included in this update that are not historical in nature are intended to be, and are hereby identified as, "forward-looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended by Public Law 104-67. Forward-looking statements may be identified by words including "anticipate," "believe," "intends," "estimates," "expect," and similar expressions. The Company cautions readers that forward-looking statements including, without limitation, those relating to the Company's future business prospects are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements, due to factors such as those relating to economic, governmental, technological, and other risks and factors identified from time to time in the Company's reports filed with the SEC.

Contact:
CEOcast, Inc. for Home Solutions of America
Jim Fallon, 212-732-4300